EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


     The Company owns 80% of the outstanding voting stock of the following subsidiary:

            Subsidiary Name                  Jurisdiction of Incorporation
            ---------------                  -----------------------------

       Interlink Electronics K.K.                       Japan